UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2024

GameSquare Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39389	99-1946435
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6775 Cowboys Way, Ste. 1335 Frisco, Texas, USA	75034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 464-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GAME	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 13, 2024, GameSquare Holdings, Inc., a Delaware corporation (the “Company” or “GameSquare”), FaZe Media Holdings, LLC, a Delaware corporation an indirectly wholly owned subsidiary of GameSquare (“GameSquare SPV” and together with GameSquare, the “GameSquare Parties”), Faze Media, Inc., a Delaware corporation (“Faze Media”), and Gigamoon Media LLC, a Delaware limited liability company (“Gigamoon”, and together with Faze Media, the “Faze Parties”), entered into a Note Purchase Agreement (the “Purchase Agreement”), pursuant to which the GameSquare Parties agreed to issue, jointly and severally, in two separate closings: (i) a senior secured promissory note in the principal amount of $3,250,000 to Faze Media (the “Promissory Note”) and (ii) a senior secured convertible promissory note in the principal amount of $10,000,000 to Gigamoon (the “Convertible Note” and together with the Promissory Note, the “Notes”).

The Promissory Note was issued as of November 13, 2024 (the “Initial Closing”) and bears an interest rate of 7.5% per annum, which automatically shall be increased to 10.0% in the event of an event of default. The Promissory Note matures and all principal and accrued interest thereon becomes due and payable as of the earliest of: (i) November 13, 2029, (ii) the acceleration of the Promissory Note in an event of default, and (iii) the date of the holder of the Promissory Note’s demand, solely to the extent made after December 15, 2024, at a time when the Second Closing (as defined below) (such date, the “Promissory Maturity Date”). The GameSquare Parties may prepay in whole or in part, at any time, the unpaid principal amount of the Promissory Note without any penalty. Upon the occurrence of the Second Closing (as defined below), the Promissory Note provides for the mandatory repayment of the entire principal balance of the Promissory Note, together with all accrued and unpaid interest thereon, with such repayment to be made with the proceeds received by the GameSquare Parties at the Second Closing.

Pursuant to the terms of the Purchase Agreement and the Notes, on or about December 15, 2024, and contingent on certain closing conditions set forth in therein, the GameSquare Parties agreed to issue the Convertible Note to Gigamoon in exchange for gross proceeds of $10,000,000. As discussed above, upon the completion of the Second Closing and the issuance of the Convertible Note, the Promissory Note shall become automatically and immediately due, and the GameSquare Parties have agreed to use a portion of the proceeds of the Second Closing to repay all amounts outstanding and due under the Promissory Note.

The Convertible Note will bear an interest rate of 7.5% per annum, which automatically shall be increased to 10.0% in the event of an event of default. The Convertible Note shall have a maturity date of five years from the issuance of the Convertible Note, unless earlier accelerated upon the occurrence of an event of default upon the election of the holder of the Convertible Note (the “Convertible Maturity Date”). Interest shall accrue as of the issuance date of Convertible Note and shall be payable by the GameSquare Parties on (i) each anniversary of such issuance date, and (ii) the earlier of (x) the Convertible Maturity Date and (y) the conversion or exchange of the Convertible Note pursuant to the terms thereof. The GameSquare Parties shall pay all interest payments payable under the Convertible Note by issuing to the holder shares of Common Stock of GameSquare (“Common Stock”) equal to the quotient of (A) the aggregate amount of any accrued and unpaid interest as of such payment date, and (B) the applicable Conversion Price.

At the option of the holder, at any time on or after December 31, 2025, or upon an event of default or certain change of control events, the Convertible Note either (i) be converted into such number of shares of Common Stock (the “Conversion Shares”) equal to the outstanding principal amount plus all accrued and unpaid interest at a conversion price equal to $2.50 per share, subject to adjustments as set forth therein (the “Conversion Price”), or (ii) be exchanged for the 5,725,000 shares of Series A-1 Preferred Stock of FaZe Media held by GameSquare SPV (the “FaZe Media Shares”). The Conversion Price is subject to antidilution protection and certain exceptions upon any subsequent transaction at a price lower than the Conversion Price then in effect and standard adjustments in the event of stock dividends, stock splits, combinations or similar events. The Convertible Note may not be repaid by any GameSquare Party without the prior written consent of the holder.

In the event the Convertible Note is exchanged for the FaZe Media Shares, the GameSquare Parties and the FaZe Parties agree that, in addition to the transfer to the holder all of the GameSquare Parties’ right, title and interest in and to the FaZe Media Shares, GameSquare and FaZe Media will enter into an amendment to that certain trademark and license agreement, dated as of May 15, 2024, to, among other things, grant GameSquare a perpetual license to certain licensed marks set forth therein.

The Convertible Note may not be converted and shares of Common Stock may not be issued under the Convertible Note if, after giving effect to the conversion or issuance, the holder together with its affiliates would beneficially own in excess of 9.99% of the outstanding Common Stock. In addition to the beneficial ownership limitations in the Convertible Note, the sum of the number of shares of Common Stock that may be issued under the Convertible Note is limited to 19.99% of the outstanding Common Stock (the “Exchange Cap”), unless stockholder approval (“Stockholder Approval”) is obtained by the Company to issue more than the Exchange Cap.

The Purchase Agreement contains certain representations and warranties, covenants and indemnities customary for similar transactions.

The gross proceeds to the Company from the Initial Closing before expenses were $3,250,000.00. The Company intends to use the net proceeds from the Initial Closing to repay certain existing obligations and for working capital and general corporate purposes.

The offer and sale of the Convertible Note pursuant to the Purchase Agreement will be made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D promulgated thereunder. Such offer and sale will be made only to “accredited investors” under Rule 501 of Regulation D promulgated under the Securities Act, and without any form of general solicitation and with full access to any information requested by such investors regarding the Company or the securities offered and issued in the issuance.

This report does not constitute an offer to sell or the solicitation of an offer to buy the securities in the described offering, nor shall there be any offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The foregoing descriptions of the Purchase Agreement, the Promissory Note and Convertible Note are not complete and are qualified in their entirety by reference to the full text of such documents, which are filed as Exhibits 10.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On November 14, 2024, the Company issued a press release announcing the entry into the Purchase Agreement completion of the Initial Closing and the related transactions discussed in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information of the information contained in this Item 7.01, including Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1*	Note Purchase Agreement, dated November 13, 2024
4.1	Form of Promissory Note
4.2	Form of Convertible Note
99.1	Press Release, dated November 14, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESQUARE HOLDINGS, INC.

Date: November 15, 2024	By:	/s/ Justin Kenna
	Name:	Justin Kenna
	Title:	Chief Executive Officer and Director